UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2025 (March 3, 2025)

NewHold Investment Corp III

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42541	32-0781832
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Vanderbilt Avenue
Suite 2005
New York, NY 10017

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 653-0153

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	NHICU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	NHIC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	NHICW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On March 7, 2025, NewHold Investment Corp III (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) disclosing the closing of the Company’s initial public offering (the “IPO”) and providing an audited balance sheet as of March 3, 2025 reflecting the receipt of the proceeds from the IPO and the related private placement.

This amendment to the Original Filing is being filed to correct the Company’s name in the report of independent registered public accounting firm that was included in the Original Filing. No other changes to the Original Filing have been made, the text of which is set forth in its entirety below.

Item 8.01. Other Events.

On March 3, 2025, NewHold Investment Corp III (the “Company”) consummated its initial public offering (“IPO”), which consisted of 20,125,000 units (the “Units”), including the exercise in full by the underwriter of an option to purchase up to 2,625,000 Units at the offering price to cover over-allotments. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $201,250,000. Each Unit consists of one Class A ordinary share, par value $0.0001 per share (the “Class A Ordinary Shares”), of the Company, and one-half of one redeemable warrant (each, a “Warrant”) of the Company, with each whole Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share.

Simultaneously with the closing of the IPO, pursuant to the Private Placement Units Purchase Agreements, the Company completed the private placement of an aggregate of 780,100 units (the “Private Placement Units”) to the Sponsor and BTIG, LLC, the representative of the underwriters, at $10.00 per Unit, each Unit consisting of one Class A Ordinary Share and one-half of one redeemable Warrant, each whole Warrant exercisable to purchase one Class A Ordinary Share of the Company. Of those 780,100 Private Placement Units, the Sponsor purchased 552,600 Private Placement Units and BTIG, LLC purchased 227,500 Private Placement Units. The Warrants contained in the Private Placement Units are identical to the Warrants included in the Units sold in the IPO, except as otherwise disclosed in the Registration Statement. No underwriting discounts or commissions were paid with respect to such sale.

A total of $202,256,250, comprised of the net proceeds from the IPO (which amount includes $7,043,750 of the underwriter’s deferred discount) and the proceeds of the sale of the Private Placement Units, was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of March 3, 2025 reflecting the receipt of the proceeds from the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Audited Balance Sheet as of March 3, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWHOLD INVESTMENT CORP III

	By:	/s/ Polly Schneck
		Name:	Polly Schneck
		Title:	Chief Executive Officer
Dated: March 12, 2025

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